                                                                     EXHIBIT 4.3


                             NATIONAL-OILWELL, INC.,

                             A DELAWARE CORPORATION





                                   ----------

                          REGISTRATION RIGHTS AGREEMENT

                                January 15, 2003

                                   ----------



[Registration Rights Agreement]

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----

SECTION 1.   CERTAIN DEFINITIONS..................................................................................1

SECTION 2.   REGISTRATION RIGHTS..................................................................................3

         2.1.     SHELF REGISTRATION..............................................................................3
         2.2      DEMAND REGISTRATION.............................................................................3
         2.3.     LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS...................................................5
         2.4.     EXPENSES OF REGISTRATION........................................................................6
         2.5.     REGISTRATION PROCEDURES.........................................................................6
         2.6.     INDEMNIFICATION.................................................................................8
         2.7.     CERTAIN AGREEMENTS OF HOLDERS..................................................................10
         2.8.     RULE 144 REPORTING.............................................................................11
         2.9.     TRANSFER OF REGISTRATION RIGHTS................................................................12
         2.10.    TERMINATION OF REGISTRATION RIGHTS.............................................................12

SECTION 3.   MISCELLANEOUS.......................................................................................12

         3.1.     GOVERNING LAW..................................................................................12
         3.2.     SUCCESSOR AND ASSIGNS..........................................................................13
         3.3.     ENTIRE AGREEMENT; AMENDMENT....................................................................13
         3.4.     NOTICES, ETC...................................................................................13
         3.5.     DELAYS OR OMISSIONS............................................................................13
         3.6.     SEVERABILITY...................................................................................14
         3.7.     TITLES AND SUBTITLES...........................................................................14
         3.8.     GENDER.........................................................................................14
         3.9.     COUNTERPARTS...................................................................................14


[Registration Rights Agreement]

                                             THIS REGISTRATION RIGHTS AGREEMENT
                                    ("Agreement") is entered into as of the 15th day of January, 2003 by and between NATIONAL-OILWELL, INC., a Delaware corporation (the "Company"), and HALLIBURTON ENERGY SERVICES, INC., a Delaware corporation ("HES").

                                    Recitals

                  The Company is entering into two Purchase Agreements (the "Stock Purchase Agreements") dated as of the date hereof, with HES pursuant to which the Company is issuing to HES 3,200,000 shares of Common Stock (as defined below) as partial consideration for the purchase of all of the outstanding capital stock of Monoflo Inc. and Mono Group. In order to induce HES to enter into the Stock Purchase Agreements, the Company wishes to grant registration rights to HES as more fully set forth herein.

                  NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereby agree as follows:

         Section 1. Certain Definitions.

                  As used in this Agreement, the following terms shall have the following respective meanings:

                  "Closing Date" shall mean the date on which shares of Common Stock are issued to HES pursuant to the Stock Purchase Agreements.

                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "Common Stock" shall mean the common stock of the Company, par value $.01 per share, and any other securities issued in respect of Common Stock upon any stock split, stock dividend, recapitalization, merger, consolidation, share exchange or similar event.

                  "Demand Registration" has the meaning set forth in Section 2.2(a).

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Holder" shall mean HES and any Person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 2.9 hereof.

                  "NYSE" shall mean the New York Stock Exchange.


[Registration Rights Agreement]

                  "Person" means any individual, any foreign or domestic corporation, general partnership, limited partnership, limited liability company, firm, joint venture, association, individual retirement account, joint stock company, trust, estate, unincorporated organization, governmental or regulatory body or other entity.

                  "Registrable Securities" shall mean the shares of Common Stock of the Company issued to HES pursuant to the Stock Purchase Agreements; provided, however, that such securities shall be treated as Registrable Securities only if and only for so long as they are held by a Holder, and (i) they have not been sold or disposed of pursuant to a registration statement declared effective by the Commission, so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, or (ii) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act, so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, or (iii) the registration rights as to the Holder of such Registrable Securities have not expired pursuant to
Section 2.10.

                  The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 2.1 or 2.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or national market on which similar securities issued by the Company are then listed or quoted, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), all transfer taxes, the reasonable fees and disbursements of one counsel for the Selling Holders incurred in connection with any Demand Registration hereunder (but shall not include any underwriting discounts, commissions or fees, including Underwriters' counsel fees and expenses, attributable to the sale of the Registrable Securities) and any reasonable out-of-pocket expenses of the Selling Holders or the agents who manage their accounts.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

                  "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a registration statement.

                  "Shelf Registration" has the meaning set forth in Section 2.1(a) of this Agreement.

         Section 2. Registration Rights.

         2.1 Shelf Registration.

                  (a) The Company will prepare and file with the Commission, not later than the 5th business day following the Closing Date, a registration statement on Form S-3 for a public offering of shares of the Registrable Securities from time to time in one or more transactions on the NYSE pursuant to and in accordance with the applicable rules of the NYSE, in block transactions on the NYSE pursuant to and in accordance with the applicable rules of the NYSE, in negotiated transactions or in a combination of any methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices (a "Shelf Registration"). Such Shelf Registration will contain a plan of distribution acceptable to the Selling Holders.

                  (b) The Company will use its best lawful efforts to cause such Shelf Registration to become and remain effective until all Registrable Securities are sold. The Company will also use its best lawful efforts to take such further actions as may be necessary (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) to permit or facilitate the sale and distribution of all of such Registrable Securities pursuant to the plan of distribution in the Shelf Registration; provided, however, that the Company shall not be obligated to take any action to permit or facilitate such sale or distribution in any particular jurisdiction in which the Company would be required to execute a general consent to service of process unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

                  (c) The Company shall not register securities for sale for its own account in any Shelf Registration requested pursuant to this Section 2.1 without the prior written consent of HES. The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or stock option plan) to be initiated after the Closing Date prior to 90 days after the effective date of the Shelf Registration, provided that the Company may file (i) a registration statement on Form S-4 pursuant to the Registration Rights Agreement dated as of November 22, 2002 by and between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated on or after March 5, 2003 and (ii) any registration statement after the date on which the Shelf Registration pursuant to this Section 2.1 is declared effective by the Commission.

         2.2 Demand Registration

                  (a) At any time after the Closing Date, if (i) the Shelf Registration pursuant to Section 2.1 is not declared effective by the Commission on or before the 45th day following the Closing Date or (ii) the Shelf Registration pursuant to Section 2.1 that has been declared effective under the Securities Act ceases at any time to be in effect under the Securities Act with respect to such Registrable Securities prior to the time all such Registrable Securities are sold, any Holder or Holders who collectively own at least 40% of the outstanding Registrable

Securities may make up to two written requests for registration under the Securities Act of all or part of its or their Registrable Securities (each, a "Demand Registration"). In each case, such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. Within 10 days after receipt of such request, the Company will give written notice of such registration request to any other Holders of Registrable Securities and include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt by the applicable Holder of the Company's notice. Unless the Holder or Holders of a majority in number of shares of the Registrable Securities to be registered in such Demand Registration shall consent in writing, no other party, including the Company (but excluding another Holder of a Registrable Security), shall be permitted to offer securities under any such Demand Registration.

                  (b) The Company will, as soon as practicable and in no event later than 30 days after receipt of such request, use its best lawful efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.2 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

                  (c) The Company will prepare and file with the Commission a registration statement with respect to such securities and use its best lawful efforts to cause such registration statement to become and remain effective for a period of one hundred twenty (120) days or until the Selling Holder or Selling Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that such 120-day period shall be extended for a period of time equal to the period the Selling Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.

                  (d) A registration will not count as a Demand Registration until it has become effective.

                  (e) If the Selling Holders representing a majority of the Registrable Securities to be registered in a Demand Registration so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Selling Holders of a majority in number of the Registrable Securities to be included in such Demand Registration will select a managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters shall be reasonably satisfactory to the Company. The managing underwriter or underwriters shall be deemed to be reasonably satisfactory to the Company unless the Company sends a written notice of objection to counsel to the Selling Holders within ten days of receipt of notice from the Selling Holders of the appointment of a managing underwriter or underwriters. No person may participate in any underwritten registration hereunder unless such person
(a) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

                  (f) In such event, if the managing underwriter or underwriters of such offering advise the Company and the Selling Holders in writing that in their opinion the aggregate amount of Registrable Securities requested to be included in such offering is sufficiently large to materially and adversely affect the success of such offering, the Company will include in such registration the aggregate number of Registrable Securities which in the opinion of such managing underwriter or underwriters can be sold without any such material adverse effect, and such amount shall be allocated pro rata among the Selling Holders of Registrable Securities on the basis of the amount of Registrable Securities requested to be included in such registration by each such Selling Holder.

                  (g) If, after a prior Demand Registration has been consummated pursuant to the terms of this Agreement, the Company shall have received a notice for a Demand Registration, whether or not a registration statement with respect thereto has been filed or has become effective, and the Company furnishes to the Selling Holders a copy of a resolution of the Board of Directors of the Company certified by the Secretary of the Company stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement
(i) to be filed on or before the date such filing would otherwise be required hereunder, or (ii) to become effective because such action (A) would materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company, (B) would require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, or (C) the Company is unable to comply with requirements of the Commission, the Company shall have the right, but not more than once with respect to any notice for a Demand Registration, to defer such filing or effectiveness for such period as may be reasonably necessary (which period shall not, in any event, exceed 90 days from the date of the notice is received by the Company).

         2.3. Limitations on Subsequent Registration Rights.

                  (a) The Company represents and warrants to the Purchasers that the registration rights granted to HES hereby do not conflict with any other registration rights granted by the Company.

                  (b) The Company shall not, after the date hereof, grant any registration rights (1) until the earlier of (i) 90 days after a Shelf Registration has become effective or (ii) HES or its affiliates is the Holder of less than 1,000,000 Registrable Securities or (2) that conflict with or impair the registration rights granted hereby.

         2.4. Expenses of Registration.

                  All Registration Expenses incurred in connection with the registrations pursuant to Section 2.1 and Section 2.2 shall be borne by the Company.

         2.5. Registration Procedures.

                  In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                  (a) Prior to filing a registration statement or prospectus or any amendments or supplements thereto, furnish to each Selling Holder and counsel selected by the Selling Holders of a majority in number of shares of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

                  (b) As soon as reasonably possible, furnish to each Selling Holder such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder; and

                  (c) After the filing of the registration statement, promptly notify each Selling Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                  (d) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement;

                  (e) Notify each Selling Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Selling Holder, prepare and furnish to such Selling Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (f) Cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange or quoted on a quotation system on which similar securities issued by the Company are then listed or quoted;

                  (g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                  (h) Use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                  (i) Enter into customary agreements (including an underwriting agreement in customary form if such distribution is made in connection with an underwritten offering described in Section 2.2(e) or 2.2(f)) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

                  (j) Make available for inspection by any Selling Holder of such Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other professional retained by any such Selling Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided that the Company may require the Inspectors (i) to conduct their investigation in a manner that does not unreasonably disrupt the Company's operations and (ii) to execute such reasonable confidentiality agreements as the Company may reasonably determine to be advisable; and

                  (k) If requested by Selling Holders of at least 50% of the Registrable Securities that are being registered in an underwritten registration, furnish to each prospective Selling Holder a signed counterpart of a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration and closing) in "comfort" letters delivered to the underwriters in underwritten public offerings of securities.

         2.6. Indemnification.

                  (a) In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, to the extent permitted by law, the Company will indemnify each Selling Holder, each of its officers and directors, partners and representatives and each Person controlling such Selling Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus, or any amendment or supplement thereto under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, pursuant to which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, and the Company will reimburse each such Selling Holder, each of its officers and directors, partners and representatives and each Person controlling such Selling Holder, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred by them in connection with investigating, preparing, settling or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, action or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Selling Holder, controlling Person or underwriter and stated to be specifically for use therein. Notwithstanding the foregoing, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Commission, the indemnity agreement herein shall not inure to the benefit of any Selling Holder or underwriter if a copy of the final prospectus filed pursuant to Rule 424(b) was not furnished to the Person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

                  (b) To the extent permitted by law, each Selling Holder will, if Registrable Securities held by such Selling Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers and representatives, each underwriter, if any, of the Company's securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Selling Holder, each of its officers and directors and each Person controlling such Selling Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus, or any amendment or supplement thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Selling Holders, such directors, officers, representatives, Persons, underwriters or control Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such expense, claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Selling Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Selling Holder under this subsection (b) shall be limited in an amount equal to the net proceeds from the sale of the Registrable Securities sold by such Selling Holder. In addition, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed pursuant to Rule 424(b) of the Commission, the indemnity agreement herein shall not inure to the benefit of the Company, any underwriter or (if there is no underwriter) any Selling Holder if a copy of the final prospectus filed pursuant to Rule 424(b) was not furnished to the Person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

                  (c) Each party entitled to indemnification under this Section
2.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent of each Indemnifying Party (which consent shall not be unreasonably withheld). Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                  (d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages, expenses or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and each Selling Holder offering securities in the offering on the other in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by a Selling Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.6(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 2.6(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, expenses and liabilities referred to above in this
Section 2.6(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 2.6(c) hereof. Notwithstanding the provisions of this Section 2.6(d), no Selling Holder shall be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the proceeds received by such Selling Holder. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         2.7. Certain Agreements of Holders.

                  (a) The Selling Holder(s) included in any registration shall furnish to the Company such information regarding such Selling Holder(s), the Registrable Securities and the distribution proposed by such Selling Holder(s), as shall be reasonably required in connection with any registration, qualification or compliance referred to in Section 2.

                  (b) The failure of any Selling Holder(s) to be included in a registration to furnish the information requested pursuant to Section 2.7(a) shall not affect the obligation of the Company under Section 2 to the remaining Selling Holder(s) who furnish such information unless, in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the legality of the registration statement or the underlying offering.

                  (c) Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to such Selling Holder, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, each Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statements contemplated by this Agreement until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Selling Holder shall deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, of the prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

                  (d) Each Selling Holder agrees to notify the Company, at any time when a prospectus relating to the registration statement contemplated by this Agreement is required to be delivered by it under the Act, of the occurrence of any event relating to such Selling Holder which requires the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing relating to such Selling Holder, and such Selling Holder shall promptly make available to the Company information necessary to enable the Company to prepare any such supplement or amendment. Each Selling Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such registration statement that conflicts with the plan of distribution contained in such registration statement or constitutes a violation of Section 10(b) under the Exchange Act or any other applicable rule, regulation or law.

                  (e) Each Selling Holder acknowledges and agrees that in the event of sales under a shelf registration statement pursuant to this Agreement,
(1) the Registrable Securities sold pursuant to such registration statement are not transferable on the books of the Company unless the share certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (A) the Registrable Securities have been sold in accordance with such registration statement and (B) the requirement of delivering a current prospectus has been satisfied.

         2.8. Rule 144 Reporting.

                  With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best lawful efforts to:

                  (a) Make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the Closing Date.

                  (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

                  (c) So long as a Holder owns any Restricted Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

         2.9. Transfer of Registration Rights.

                  The rights granted to a Holder under Section 2 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder provided that: (i) such transfer is effected in accordance with applicable securities laws, (ii) such assignee or transferee acquires at least the lesser of (a) one-half of the number of Registrable Securities originally held by the Holder that owned such Registrable Securities on the date hereof and (b) Registrable Securities consisting of 300,000 shares of Common Stock (subject to appropriate adjustment for any stock splits, dividends, subdivisions, combinations, recapitalizations and the like), (iii) the Holder notifies the Company in writing of the transfer or assignment, stating the name and the address of the transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned, and (iv) the assignee or transferee agrees in writing to be bound by the provisions of this Agreement.

         2.10. Termination of Registration Rights.

                  The registration rights granted pursuant to this Agreement shall terminate as to any Holder at such time as such Holder may sell under Rule 144(k) all Registrable Securities then held by such Holder.

         Section 3. Miscellaneous.

         3.1. GOVERNING LAW.

                  THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS EXCEPT TO THE EXTENT THAT THE NEW YORK CONFLICTS OF LAWS PRINCIPLES WOULD APPLY THE APPLICABLE LAWS OF THE STATE OF DELAWARE TO INTERNAL MATTERS RELATING TO CORPORATIONS THEREUNDER).

         3.2. Successor and Assigns.

                  Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         3.3. Entire Agreement; Amendment.

                  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof and supersedes all prior agreements regarding registration rights between the Company and HES. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the Holders representing at least a majority of the then outstanding Registrable Securities; and provided further, that any such amendment, waiver, discharge or termination that would adversely affect in any material respect the rights hereunder of any Holder, in its capacity as such, without similarly affecting the rights hereunder of all of the Holders may not be made without the prior written consent of such adversely affected Holder.

         3.4. Notices

                  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, including Federal Express or similar overnight courier service, or by facsimile transmission addressed (a) if to HES, to Halliburton Energy Services, Inc., 10002 Bellaire Boulevard, Houston, Texas 77072, Attn: General Counsel; telefax number (281) 575-5499, or at such other address as HES shall have furnished to the Company in writing, or (b) if to the Company, to National-Oilwell, Inc., 10000 Richmond Avenue, Houston, Texas 77042, Attn: Dwight W. Rettig, General Counsel; telefax number (713) 346-7995, or at such other address as the Company shall have furnished to HES.

                  Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or five days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if sent by courier, on the next business day following the day of dispatch or sent by facsimile transmission, on the date of such transmission if confirmation of such transmission is received.

         3.5. Delays or Omissions.

                  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of another party under this Agreement shall impair any such right, power or remedy of such party that is not in breach or default nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

         3.6. Severability.

                  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         3.7. Titles and Subtitles.

                  The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

         3.8. Gender.

                  As used herein, masculine pronouns shall include the feminine and neuter, neuter pronouns shall include the masculine and the feminine.

         3.9. Counterparts.

                  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

                  IN WITNESS WHEREOF, the undersigned or each of their respective duly authorized officers or representatives have executed this Agreement effective upon the date first set forth above.



                                    "COMPANY"

                                    NATIONAL-OILWELL, INC.


                                    By: /s/ Steven W. Krablin
                                        ----------------------------------------
                                        Name: Steven W. Krablin
                                        Title: Vice President and Chief
                                        Financial Officer



                                    "HES"


                                    HALLIBURTON ENERGY SERVICES, INC.



                                    By:    /s/ Mike Weberpal
                                        ----------------------------------------
                                    Name:  Mike Weberpal
                                    Title: Attorney in Fact





[Registration Rights Agreement]